Karat Packaging Reports 2024 First Quarter Financial Results

CHINO, Calif, May 9, 2024 – Karat Packaging Inc. (Nasdaq: KRT) (“Karat” or the “Company”), a specialty distributor and manufacturer of environmentally friendly, disposable foodservice products and related items, today announced financial results for its 2024 first quarter ended March 31, 2024.

First Quarter 2024 Highlights
•Net sales of $95.6 million, versus $95.8 million in the prior-year quarter.
•Gross profit of $37.6 million, versus $38.1 million in the prior-year quarter.
•Gross margin of 39.3 percent versus 39.8 percent in the prior-year quarter.
•Net income of $6.5 million, including a negative tax-effected impact of $1.5 million from a non-cash impairment of an operating right-of-use asset, versus $9.2 million in the prior-year quarter.
•Net income margin of 6.8 percent, including a negative impact of the non-cash impairment of 1.6 percent, versus 9.6 percent in the prior-year quarter.
•Adjusted EBITDA of $13.5 million, versus $15.3 million in the prior-year quarter.
•Adjusted EBITDA margin of 14.2 percent, versus 15.9 percent in the prior-year quarter.

Guidance
•Net sales for the 2024 second quarter expected to increase by mid-single digits from the prior-year quarter.
•Gross margin for the 2024 second quarter expected to be 38 to 40 percent versus 38.5 percent for the prior-year quarter.
•Net sales for the 2024 full year expected to increase 8 to 15 percent from the prior year.
•Gross margin goal for the 2024 full year to be 37 to 40 percent versus 37.7 percent from the previous year.

“The strategic growth initiatives we implemented last year are coming to fruition,” said Alan Yu, Chief Executive Officer. “Our new business pipeline continues to grow, as we are adding new customers and gaining wallet share with existing accounts. We are encouraged by our performance in the first quarter, with sales volume growth, and sustained near record high gross margin.

“Demand for Karat’s eco-friendly products continues to show strong momentum. Sales in this category grew 5.6 percent in the first quarter and comprised approximately 34.5 percent of total sales, up from 32.6 percent a year ago. Eco-friendly products remain a priority for Karat, as we continue to develop new and innovative products and build inventory to meet growing demand from customers.

“Our newly established distribution center in Arizona is now fully operational, providing meaningful operating efficiencies and allowing us to optimize our warehouse footprint in the Southwest region. The move to Arizona from California will reduce our rent expense and enable us to further penetrate new markets,” Yu added.

First Quarter 2024 Financial Results
Net sales for the 2024 first quarter were $95.6 million compared with $95.8 million for the same quarter last year. Current quarter net sales were understated by $0.7 million from products shipped and recognized as revenue in 2023 and not delivered until 2024. The amount of revenue deferred for products shipped in March 2024 but not delivered until April 2024 was $1.9 million. The decrease in 2024 first quarter net sales also reflected unfavorable year-over-year pricing comparison, partially offset by an increase from volume and product mix and the inclusion of online sales platform fees.

Gross profit for the 2024 first quarter decreased to $37.6 million from $38.1 million for the same quarter last year. Gross margin for the 2024 first quarter was 39.3 percent versus 39.8 percent for the same quarter last year. Gross profit for the current quarter was understated by $0.3 million related to the timing of revenue recognition, as discussed above. The amount of gross margin deferred for products shipped in March 2024 but not delivered until April 2024 was $0.8 million. Gross margin for the current quarter included a net favorable impact of 80 basis points from the inclusion of online platform fees in net sales and production expenses in cost of goods sold. Gross margin for the current quarter also benefited from the strengthening of the United States Dollar against Taiwan New Dollar. These favorable impacts were offset by an increase in freight and duty costs as a result of increased import volume following the strategy to scale back domestic manufacturing coupled with higher freight and container rates.

Operating expenses in the 2024 first quarter were $29.5 million, compared with $25.4 million in the same quarter last year. The increase was primarily due to a non-cash impairment charge of the operating right-of-use asset related to the sublease of a distribution center in California, the inclusion of online sales platform fees in operating expenses, and higher rent and warehouse expense from workforce expansion and additional leased warehouses, partially offset by a decrease in shipping and transportation costs and the inclusion of production costs in cost of goods sold.

Net income for the 2024 first quarter decreased to $6.5 million, from $9.2 million for the same quarter last year. Net income margin was 6.8 percent in the 2024 first quarter, compared with 9.6 percent a year ago.

Net income attributable to Karat for the 2024 first quarter was $6.2 million, or $0.31 per diluted share, compared with $9.0 million, or $0.45 per diluted share in the prior-year quarter.

Adjusted EBITDA, a non-GAAP measure defined below, totaled $13.5 million for the 2024 first quarter, compared with $15.3 million for the same quarter last year. Adjusted EBITDA margin, a non-GAAP measure defined below, was 14.2 percent of net sales, compared with 15.9 percent for the same quarter last year.

Adjusted diluted earnings per common share, a non-GAAP measure defined below, was $0.40 per share, compared with $0.46 per share in the prior-year quarter.

Dividend
On May 7, 2024, Karat’s board of directors approved an increase in the quarterly cash dividend to $0.35 per share, from the previous quarterly dividend of $0.30 per share, payable on May 24, 2024, to stockholders of record as of May 17, 2024.

Investor Conference Call
The Company will host an investor conference call today, May 9, 2024, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).

Phone: 646-307-1963 (domestic); 800-715-9871 (international)
Conference ID: 4383878
Webcast: Accessible at http://irkarat.com/; archive available for approximately one year

About Karat Packaging Inc.
Karat Packaging Inc. is a specialty distributor and manufacturer of a wide range of disposable foodservice products and related items, primarily used by national and regional restaurants and in foodservice settings throughout the United States. Its products include food and take-out containers, bags, tableware, cups, lids, cutlery, straws, specialty beverage ingredients, equipment, gloves and other products. The company’s eco-friendly Karat Earth® line offers quality, sustainably focused products that are made from renewable resources. Karat Packaging also offers customized solutions, including new product development and design, printing, and logistics services. To learn more about Karat Packaging, please visit the company’s website at www.karatpackaging.com.

Caution Concerning Forward-Looking Statements
Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements, including, but not limited to, achieving our financial guidance, are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Investor Relations and Media Contacts:
PondelWilkinson Inc.
Judy Lin /Roger Pondel
310-279-5980; ir@karatpackaging.com

KARAT PACKAGING INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2024	2023
Net sales	$95,613	$95,801
Cost of goods sold	58,011	57,657
Gross profit	37,602	38,144
Operating expenses:
Selling expenses	10,763	8,701
General and administrative expenses (including $556 and $671 associated with variable interest entity for the three months ended March 31, 2024 and 2023, respectively)	16,769	16,629
Impairment expense and loss, net, on disposal of machinery	1,994	82
Total operating expenses	29,526	25,412
Operating income	8,076	12,732
Other income (expenses)
Rental income (including $255 and $247 associated with variable interest entity for the three months ended March 31, 2024 and 2023, respectively)	291	247
Other income (expense), net	55	(208)
Gain (loss) on foreign currency transactions	122	(427)
Interest income (including $213 and $16 associated with variable interest entity for the three months ended March 31, 2024 and 2023, respectively)	431	67
Interest expense (including $517 and $406 associated with variable interest entity for the three months ended March 31, 2024 and 2023, respectively)	(524)	(407)
Total other income (expenses), net	375	(728)
Income before provision for income taxes	8,451	12,004
Provision for income taxes	1,975	2,818
Net income	6,476	9,186
Net income attributable to noncontrolling interest	310	181
Net income attributable to Karat Packaging Inc.	$6,166	$9,005
Basic and diluted earnings per share:
Basic	$0.31	$0.45
Diluted	$0.31	$0.45
Weighted average common shares outstanding, basic	19,969,606	19,886,585
Weighted average common shares outstanding, diluted	20,075,485	19,939,923

KARAT PACKAGING INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except share and per share data)

	March 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents (including $4,327 and $13,566 associated with variable interest entity at March 31, 2024 and December 31, 2023, respectively)	$13,144	$23,076
Short-term investments (including $7,038 and $0 associated with variable interest entity at March 31, 2024 and December 31, 2023, respectively)	33,515	26,343
Accounts receivable, net of allowance for bad debt of $342 and $392 at March 31, 2024 and December 31, 2023, respectively	30,111	27,763
Inventories	79,272	71,528
Prepaid expenses and other current assets (including $78 and $82 associated with variable interest entity at March 31, 2024 and December 31, 2023, respectively)	4,492	6,219
Total current assets	160,534	154,929
Property and equipment, net (including $43,882 and $44,185 associated with variable interest entity at March 31, 2024 and December 31, 2023, respectively)	93,853	95,226
Deposits	229	1,047
Goodwill	3,510	3,510
Intangible assets, net	320	327
Operating right-of-use assets	19,360	20,739
Other non-current assets (including $67 and $53 associated with variable interest entity at March 31, 2024 and December 31, 2023, respectively)	1,232	619
Total assets	$279,038	$276,397
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable (including $68 and $63 associated with variable interest entity at March 31, 2024 and December 31, 2023, respectively)	$21,394	$18,446
Accrued expenses (including $171 and $591 associated with variable interest entity at March 31, 2024 and December 31, 2023, respectively)	11,318	10,576
Related party payable	5,300	5,306
Customer deposits (including $0 and $116 associated with variable interest entity at March 31, 2024 and December 31, 2023)	725	951
Long-term debt, current portion (including $1,139 and $1,122 associated with variable interest entity at March 31, 2024 and December 31, 2023, respectively)	1,139	1,122
Operating lease liabilities, current portion	4,439	4,800
Other current liabilities (including $2,186 and $1,302 associated with variable interest entity at March 31, 2024 and December 31, 2023, respectively)	3,875	3,200
Total current liabilities	48,190	44,401

	March 31, 2024	December 31, 2023
Deferred tax liability	4,197	4,197
Long-term debt, net of current portion and debt discount of $187 and $203 at March 31, 2024 and December 31, 2023, respectively (including $48,116 and $48,396 associated with variable interest entity at March 31, 2024 and December 31, 2023, respectively, and debt discount of $187 and $203 associated with variable interest entity at March 31, 2024 and December 31, 2023, respectively)	48,116	48,396
Operating lease liabilities, net of current portion	17,754	16,687
Other non-current liabilities	389	26
Total liabilities	118,646	113,707

Karat Packaging Inc. stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no shares issued and outstanding, as of March 31, 2024 and December 31, 2023	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 19,995,032 and 19,972,032 shares issued and outstanding, respectively, as of March 31, 2024 and 19,988,482 and 19,965,482 shares issued and outstanding, respectively, as of December 31, 2023	20	20
Additional paid in capital	87,094	86,667
Treasury stock, $0.001 par value, 23,000 shares as of both March 31, 2024 and December 31, 2023	(248)	(248)
Retained earnings	67,537	67,679
Total Karat Packaging Inc. stockholders’ equity	154,403	154,118
Noncontrolling interest	5,989	8,572
Total stockholders’ equity	160,392	162,690
Total liabilities and stockholders’ equity	$279,038	$276,397

KARAT PACKAGING, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities
Net income	$6,476	$9,186
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including $303 and $304 associated with variable interest entity for the three months ended March 31, 2024 and 2023, respectively)	2,629	2,633
Adjustments to allowance for bad debt	(12)	(652)
Adjustments to inventory reserve	40	288
Write-off of inventory	293	216
Impairment of operating right-of-use asset	1,993	—
Loss, net, on disposal of machinery and equipment	1	82
Amortization of loan fees (including $15 and $16 associated with variable interest entity for the three months ended March 31, 2024 and 2023, respectively)	23	17
Accrued interest on certificates of deposit (including $38 and $0 associated with variable interest entity for the three months ended March 31, 2024 and 2023, respectively)	(126)	—
Stock-based compensation	375	277
Amortization of operating right-of-use assets	1,466	997
(Increase) decrease in operating assets
Accounts receivable (including $0 and $7 associated with variable interest entity for the three months ended March 31, 2024 and 2023, respectively)	(2,336)	(2,409)
Inventories	(8,077)	(207)
Prepaid expenses and other current assets (including $4 and $52 associated with variable interest entity for the three months ended March 31, 2024 and 2023, respectively)	1,727	1,023
Other non-current assets (including $14 and $88 associated with variable interest entity for the three months ended March 31, 2024 and 2023, respectively)	(190)	9
Increase (decrease) in operating liabilities
Accounts payable (including $5 and $1 associated with variable interest entity for the three months ended March 31, 2024 and 2023, respectively)	3,367	(1,978)
Accrued expenses (including $420 and $415 associated with variable interest entity for the three months ended March 31, 2024 and 2023, respectively)	742	(1,127)
Related party payable	(6)	4,967
Income taxes payable	—	1,782
Customer deposits (including $0 and $17 associated with variable interest entity for the three months ended March 31, 2024 and 2023, respectively)	(507)	(326)
Operating lease liabilities	(1,474)	(1,067)
Other non-current liabilities	155	474
Net cash provided by operating activities	$6,559	$14,185

	Three Months Ended March 31,
	2024	2023
Cash flows from investing activities
Purchases of property and equipment	(163)	(1,042)
Proceeds on disposal of property and equipment	23	25
Deposits paid for joint venture investment	—	(2,900)
Deposits refunded from joint venture investment	—	950
Deposits paid for property and equipment	(761)	(1,718)
Purchases of short-term investments (including $7,000 and $0 associated with variable interest entity for the three months ended March 31, 2024 and 2023, respectively)	(12,190)	(10,000)
Redemption of short-term investments	5,144	—
Net cash used in investing activities	$(7,947)	$(14,685)
Cash flows from financing activities
Proceeds from long-term debt (including $0 and $8,000 associated with variable interest entity for the three months ended March 31, 2024 and 2023, respectively)	—	8,000
Payments for lender fees	—	(61)
Payments on long-term debt (including 278 and $241 associated with variable interest entity for the three months ended March 31, 2024 and 2023, respectively)	(278)	(241)
Tax withholding on vesting of restricted stock units	—	(14)
Proceeds from exercise of common stock options	52	—
Dividends paid to shareholders	(5,992)	—
Payment for Global Wells noncontrolling membership interest redemption (including $2,010 and $0 associated with variable interest entity for the three months ended March 31, 2024 and 2023, respectively)	(2,326)	—
Net cash (used in) provided by financing activities	$(8,544)	$7,684
Net (decrease) increase in cash and cash equivalents	$(9,932)	$7,184
Cash and cash equivalents
Beginning of year	$23,076	$16,041
End of year	$13,144	$23,225
Supplemental disclosures of non-cash investing and financing activities:
Transfers from deposit to property and equipment	$1,148	$4,381
Non-cash purchases of property and equipment	$159	$1,159
Supplemental disclosures of cash flow information:
Income tax refund	$13	$—
Cash paid for interest	$502	$421

KARAT PACKAGING INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)

(In thousands, except per share amounts)

Reconciliation of Adjusted EBITDA and Adjusted EBITDA margin:	Three Months Ended March 31,
	2024		2023
	Amounts	% of Net Sales	Amounts	% of Net Sales
Net income:	$6,476	6.8%	$9,186	9.6%
Add (deduct):
Interest income	(431)	(0.5)	(67)	(0.1)
Interest expense	524	0.6	407	0.4
Provision for income taxes	1,975	2.1	2,818	2.9
Depreciation and amortization	2,629	2.7	2,633	2.8
Stock-based compensation expense	375	0.4	277	0.3
Operating right-of-use asset impairment	1,993	2.1	—	—
Adjusted EBITDA	$13,541	14.2%	$15,254	15.9%

Reconciliation of Adjusted Diluted Earnings Per Common Share	Three Months Ended March 31,
	2024	2023
Diluted earnings per common share:	$0.31	$0.45
Add (deduct):
Stock-based compensation expense	0.02	0.01
Operating right-of-use asset impairment	0.10	—
Tax impact	(0.03)	—
Adjusted diluted earnings per common shares	$0.40	$0.46

Reconciliation of Adjusted EBITDA by Entity:	Three Months Ended March 31, 2024
	Karat Packaging	Global Wells	Eliminations	Consolidated
Net income:	$5,850	$360	$266	$6,476
Add
Interest income	(218)	(213)	—	(431)
Interest expense	7	517	—	524
Provision for income taxes	1,975	—	—	1,975
Depreciation and amortization	2,326	303	—	2,629
Stock-based compensation expense	375	—	—	375
Operating right-of-use asset impairment	1,993	—	—	1,993
Adjusted EBITDA	$12,308	$967	$266	$13,541

Reconciliation of Adjusted EBITDA by Entity:	Three Months Ended March 31, 2023
	Karat Packaging	Global Wells	Eliminations	Consolidated
Net income (loss):	$9,040	$209	$(63)	$9,186
Add
Interest income	(51)	(33)	17	(67)
Interest expense	18	406	(17)	407
Provision for income taxes	2,818	—	—	2,818
Depreciation and amortization	2,330	303	—	2,633
Stock-based compensation expense	277	—	—	277
Adjusted EBITDA	$14,432	$885	$(63)	$15,254

Use of Non-GAAP Financial Measures
Karat utilizes certain financial measures and key performance indicators that are not defined by, or calculated in accordance with, GAAP to assess our financial and operating performance. A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of operations; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable GAAP measure so calculated and presented. The following non-GAAP measures are presented in this press release:
•Adjusted EBITDA is a financial measure calculated as net income excluding (i) interest income, (ii) interest expense, (iii) provision for income taxes, (iv) depreciation and amortization, (v) stock-based compensation expense, and (vi) operating right-of-use asset impairment.
•Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by net sales.
•Adjusted diluted earnings per common share is calculated as diluted earnings per common share, plus the per share impact of stock-based compensation, operating right-of-use asset impairment, and adjusted for the related tax effects of these adjustments.

We believe the above-mentioned non-GAAP measures, which are used by management to assess the core performance of Karat, provide useful information and additional clarity of our operating results to our investors in their own evaluation of the core performance of Karat and facilitate a comparison of such performance from period to period. These are not measurements of financial performance or liquidity under GAAP and should not be considered in isolation or construed as substitutes for net income or other cash flow data prepared in accordance with GAAP for purposes of analyzing our profitability or liquidity. These measures should be considered in addition to, and not as a substitute for, revenue, net income, earnings per share, cash flows or other measures of financial performance prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies, as other companies may calculate such financial results differently.

KARAT PACKAGING INC. AND SUBSIDIARIES
NET SALES BY CATEGORY (UNAUDITED)
(In thousands)

	Three Months Ended March 31,
	2024	2023
	(in thousands)
National and regional chains	$21,470	$21,368
Distributors	52,827	54,647
Online	14,879	13,655
Retail	6,437	6,131
	$95,613	$95,801